       As filed with the Securities and Exchange Commission on October 10, 1997

                                   Registration No. 333-_______
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--------------------------------------------------------------------------------


                          SECURITIES AND EXCHANGE COMMISSION
                                Washington, D.C. 20549

                             ----------------------------

                                       FORM S-8
                                REGISTRATION STATEMENT
                                        Under
                              THE SECURITIES ACT OF 1933

                             ----------------------------

                             ADC TELECOMMUNICATIONS, INC.
                (Exact name of registrant as specified in its charter)

                Minnesota                              41-0743912
     (State or other jurisdiction                   (I.R.S. Employer
    of incorporation or organization)             Identification No.)


        12501 Whitewater Drive
          Minnetonka, Minnesota                          55343
(Address of Principal Executive Offices)              (Zip Code)

                             ADC TELECOMMUNICATIONS, INC.
                            1997 NEWNET STOCK OPTION PLAN
                               (FULL TITLE OF THE PLAN)


         David F. Fisher, Esq.                     Copy to:
         Vice President, General                   Robert A. Rosenbaum, Esq.
         Counsel and Corporate Secretary           Dorsey & Whitney LLP
         ADC Telecommunications, Inc.              Pillsbury Center South
         12501 Whitewater Drive                    220 South Sixth Street
         Minnetonka, Minnesota  55343              Minneapolis, Minnesota 55402
         (Name and address, including zip code,
                   of agent for service)
                                    (612) 946-3042
            (Telephone number, including area code, of agent for service)

                             ----------------------------
       APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:  FROM
        TIME TO TIME AFTER THE EFFECTIVE DATE OF THIS REGISTRATION STATEMENT.

                           CALCULATION OF REGISTRATION FEE

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--------------------------------------------------------------------------------

                                                    Proposed maximum        Proposed maximum         Amount of
Title of securities to be         Amount to be     offering price per       aggregate offering    registration
  registered                      registered           share(1)                 price(1)             fee (1)
-----------------------------------------------------------------------------------------------------------------
Common Stock, $.20 par value         270,000              $7.89                 $2,130,300            $645.55
-----------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------


(1) This Registration Statement covers the maximum number of shares of the Registrant's Common Stock issuable pursuant to an employee stock option plan. The price per share and aggregate offering price amounts have been determined in accordance with Rule 457(h) under the Securities Act of 1933, as amended (the "Act"), based upon the per share price at which the options may be exercised.

                                       PART II

                  INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.   INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

    The following documents of ADC Telecommunications, Inc. ("ADC" or the "Company") which have been filed with the Securities and Exchange Commission are hereby incorporated by reference in this Registration Statement:

    (a) the Company's Annual Report on Form 10-K for the year ended October 31, 1996;

    (b) the Company's Quarterly Report on Form 10-Q for the quarter ended January 31, 1997;

    (c) the Company's Quarterly Report on Form 10-Q for the quarter ended April 30, 1997;

    (d) the Company's Quarterly Report on Form 10-Q for the quarter ended July 31, 1997; and

    (e) the description of ADC's Common Stock and Common Stock Purchase Rights contained in any Registration Statement of the Company filed under the Securities Exchange Act of 1934 (the "Exchange Act") and any amendment or report filed for the purpose of updating any such description.

    All documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered pursuant to this Registration Statement have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the respective dates of filing of such documents. Any statement contained herein or in a document all or part of which is incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.


ITEM 4.  DESCRIPTION  OF SECURITIES

    Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

    Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

    Minnesota Statutes Section 302A.521 provides that a corporation shall indemnify any person made or threatened to be made a party to a proceeding by reason of the former or present official capacity of such person against judgments, penalties, fines (including, without limitation, excise taxes assessed against such person with respect to any employee benefit plan), settlements and reasonable expenses, including attorneys' fees and disbursements, incurred by such person in connection with the proceeding, if, with respect to the acts or omissions of such person complained of in the proceeding, such person (1) has not been indemnified therefor by another organization or employee benefit plan; (2) acted in good faith; (3) received no improper personal benefit and Section 302A.255 (with respect to director conflicts of interest), if applicable, has been satisfied; (4) in the case of a criminal proceeding, had no reasonable cause to believe the conduct was unlawful; and (5) reasonably believed that the conduct was in the best interests of the corporation in the case of acts or omissions in such person's official capacity for the corporation or reasonably believed that the conduct was not opposed to the best interests of the corporation in the case of acts or omissions in such person's official capacity for other affiliated organizations. Article IX of the Composite Restated Bylaws of ADC provides that ADC shall indemnify officers and directors to the extent permitted by Section 302A.521 as now enacted or hereafter amended.

    ADC also maintains an insurance policy or policies to assist in funding indemnification of directors and officers for certain liabilities.

ITEM 7.   EXEMPTION FROM REGISTRATION CLAIMED

    Not applicable.

ITEM 8.  EXHIBITS

    Exhibit
    Number         Description
    -------        -----------

      4.1 Restated Articles of Incorporation of the Company, as amended to date (incorporated by reference to Exhibit 4.1 to the Company's Registration Statement on Form S-3, dated April 15, 1997).

      4.2 Restated Bylaws of the Company, as amended to date (incorporated by reference to Exhibit 4.2 to the Company's Registration Statement on Form S-3, dated April 15, 1997).

      5.1          Opinion of Dorsey & Whitney LLP.

     23.1 Consent of Arthur Andersen LLP, independent public accountants.

     23.2          Consent of Dorsey & Whitney LLP (included in Exhibit 5.1).

     24.1          Powers of Attorney.

ITEM  9.  UNDERTAKINGS

A.  POST-EFFECTIVE AMENDMENTS

    The Company hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

             (i) To include any prospectus required by Section 10(a)(3) of the Act;

             (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

              (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change in the information set forth in the Registration Statement;

PROVIDED, HOWEVER, that subparagraphs (i) and (ii) above do not apply if the Registration Statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

         (2) That, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B.  SUBSEQUENT DOCUMENTS INCORPORATED BY REFERENCE

    The Company hereby undertakes that, for purposes of determining any liability under the Act, each filing of the Company's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

C.  CLAIMS FOR INDEMNIFICATION

    Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers, and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                      SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minnetonka, State of Minnesota, on October 10, 1997.







                                                    ADC TELECOMMUNICATIONS, INC.


                                                    By  /s/Robert E. Switz
                                                    ----------------------------
                                                    Robert E. Switz
                                                    Vice President and
                                                    Chief Financial Officer

    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


By    /s/William J. Cadogan                         Dated:  October 10, 1997
   --------------------------------------
      William J. Cadogan
      Chairman of the Board, President,
      Chief Executive Officer and
      Chief Operating Officer
      (principal executive officer)


By    /s/Robert E. Switz                            Dated:  October 10, 1997
   --------------------------------------
      Robert E. Switz
      Senior Vice President, Chief Financial Officer
      (principal financial officer)


By    /s/Charles T. Roehrick                        Dated:  October 10, 1997
   --------------------------------------
      Charles T. Roehrick
      Vice President and Controller
      (principal accounting officer)


By                 *                                Dated:  October 10, 1997
   --------------------------------------
      James C. Castle, Ph.D.
      Director


By                 *                                Dated:  October 10, 1997
   --------------------------------------
      Thomas E. Holloran
      Director


By                 *                                Dated:  October 10, 1997
   --------------------------------------
      B. Kristine Johnson
      Director

By                 *                        Dated:  October 10, 1997
   --------------------------------------
    Charles W. Oswald
    Director


By                 *                        Dated:  October 10, 1997
   --------------------------------------
    Irene M. Qualters
    Director


By                 *                        Dated:  October 10, 1997
   --------------------------------------
    Alan E. Ross
    Director


By                 *                        Dated:  October 10, 1997
   --------------------------------------
    Jean-Pierre Rosso
    Director


By                 *                        Dated:  October 10, 1997
   --------------------------------------
    Donald M. Sullivan
    Director


By                 *                        Dated:  October 10, 1997
   --------------------------------------
    Warde F. Wheaton
    Director


By                 *                        Dated:  October 10, 1997
   --------------------------------------
    John D. Wunsch
    Director



*By /s/Robert E. Switz
   --------------------------------------
    Robert E. Switz
    As Attorney-In-Fact

                                    EXHIBIT INDEX


Exhibit Number               Description
--------------               -----------

  4.1 Restated Articles of Incorporation of the Company, as amended to date (incorporated by reference to Exhibit
              4.1 to the Company's Registration Statement on Form
              S-3, dated April 15, 1997)

  4.2         Restated Bylaws of the Company, as amended to date
              (incorporated by reference to Exhibit 4.2 to the Company's Registration Statement on Form S-3, dated
              April 15, 1997)

  5.1         Opinion of Dorsey & Whitney LLP

  23.1 Consent of Arthur Andersen LLP, independent public accountants

  23.2        Consent of Dorsey & Whitney LLP (included in Exhibit 5.1).

  24.1        Powers of Attorney